BlackRock Funds (the "Registrant"): BlackRock Short-Term
Treasury Fund, BlackRock Short Obligations Fund,
BlackRock Ultra-Short Obligations Fund, BlackRock Real
Estate Securities Fund, BlackRock Multi-Asset Real Return
Fund, BlackRock Global Long/Short Equity Fund and
BlackRock Strategic Risk Allocation Fund (the "Funds")

77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of Addendum No. 7



[PAGE BREAK]



Exhibit 77Q1(e)


BLACKROCK FUNDS

Addendum No. 7 to the Investment Advisory Agreement
      This Addendum dated as of the 21st day of September, 2012 is entered into by and between BLACKROCK FUNDS, a Massachusetts business trust (the "Fund") and BLACKROCK ADVISORS, LLC, a
Delaware limited liability company (the "Adviser").

      WHEREAS, the Fund and the Adviser have entered into an Investment Advisory Agreement dated as of September
29, 2006 (the "Advisory Agreement") pursuant to which the
Fund appointed the Adviser to act as investment adviser to certain investment portfolios of the Fund; and
      WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Fund establishes one or more additional investment portfolios with respect to which it desires to retain the Adviser to act as investment adviser under the Advisory Agreement, the Fund shall so notify the Adviser in writing and if the Adviser is willing to render such services it shall so notify the Fund in writing; and
      WHEREAS, pursuant to Section 1(b) of the Advisory
Agreement, the Fund has notified the Adviser that it is establishing BlackRock Short-Term Treasury Fund,
BlackRock Short Obligations Fund, BlackRock Ultra-Short
Obligations Fund, BlackRock Global Long/Short Equity
Fund, BlackRock Strategic Risk Allocation Fund, BlackRock
Multi-Asset Real Return Fund and BlackRock Real Estate
Securities Fund (each, a "New Portfolio" and collectively, the "New Portfolios"), and that it desires to retain the Adviser to act as the investment adviser therefore, and the Adviser has notified the Fund that it is willing to serve as investment adviser to the New
Portfolios;
      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Appointment.  The Fund hereby appoints the
Adviser to act as investment adviser to each New
Portfolio for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory
Agreement with respect to each New Portfolio for the compensation herein provided.
2. Compensation.
The Adviser shall receive annual compensation from the Fund on behalf of each New Portfolio for the services provided and the expenses assumed pursuant to the Advisory Agreement computed daily and payable monthly, as a percentage of each New Portfolio's average daily net assets, and calculated as follows:


New Portfolio

Average Daily Net Assets       Management Fee Rate

BlackRock Short-Term Treasury Fund......

First $1 billion...............0.25%
$1 billion - $3 billion......0.24%
$3 billion - $5 billion......0.23%
$5 billion - $10 billion.....0.22%
Greater than $10 billion...0.21%



BlackRock Short Obligations Fund..........

First $1 billion...............0.25%
$1 billion - $3 billion......0.24%
$3 billion - $5 billion......0.23%
$5 billion - $10 billion.....0.22%
Greater than $10 billion...  0.21%



BlackRock Ultra-Short Obligations Fund...

First $1 billion...............0.25%
$1 billion - $3 billion......0.24%
$3 billion - $5 billion......0.23%
$5 billion - $10 billion.....0.22%
Greater than $10 billion.  ..0.21%



BlackRock Global Long/Short Equity Fund...

First $1 billion...............1.50%
$1 billion - $3 billion......1.41%
$3 billion - $5 billion......1.35%
$5 billion - $10 billion.....1.31%
Greater than $10 billion...  1.28%



BlackRock Strategic Risk Allocation Fund...

First $1 billion...............0.75%
$1 billion - $3 billion......0.71%
$3 billion - $5 billion......0.68%
$5 billion - $10 billion.....0.65%
Greater than $10 billion...  0.64%



BlackRock Multi-Asset Real Return Fund..

First $1 billion.............0.60%
$1 billion - $3 billion......0.56%
$3 billion - $5 billion......0.54%
$5 billion - $10 billion.....0.52%
Greater than $10 billion...  0.51%



BlackRock Real Estate Securities Fund......

First $1 billion.............0.75%
$1 billion - $3 billion......0.71%
$3 billion - $5 billion......0.68%
$5 billion - $10 billion.....0.65%
Greater than $10 billion...  0.64%



3. Capitalized Terms. From and after the date hereof, the term "Portfolio" as used in the Advisory Agreement shall be deemed to include
BlackRock Short-Term Treasury Fund, BlackRock
Short Obligations Fund, BlackRock Ultra-Short
Obligations Fund, BlackRock Global Long/Short
Equity Fund, BlackRock Strategic Risk Allocation
Fund, BlackRock Multi-Asset Real Return Fund and
BlackRock Real Estate Securities Fund.
4. Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby. Without limiting the generality of the foregoing, it is understood that the Adviser may employ one or more sub-advisers for each New Portfolio pursuant to
Section 2 of the Advisory Agreement.
5. Release.  "BlackRock Funds" and "Trustees of
BlackRock Funds" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December
22, 1988, as amended, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.

[End of Text]


      IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 7 to the Advisory Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK FUNDS
By:  /s/ John Perlowski
Name:  John Perlowski
Title:    President and Chief Executive Officer

BLACKROCK ADVISORS, LLC
By:  /s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Managing Director



[PAGE BREAK]



BlackRock Funds (the "Registrant"): BlackRock Global
Long/Short Equity Fund (the "Fund")

77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Fund Advisors with respect to the Fund



[PAGE BREAK]



Exhibit 77Q1(e)


SUB-ADVISORY AGREEMENT
            AGREEMENT dated as of December 20, 2012, between BlackRock Advisors, LLC, a Delaware limited liability company ("Adviser"), and BlackRock Fund Advisors, a California corporation ("Sub-Adviser").
            WHEREAS, Adviser has agreed to furnish
investment advisory services to BlackRock Global
Long/Short Equity Fund (the "Portfolio") of BlackRock
Funds SM (the "Fund"), an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and
            WHEREAS, Adviser wishes to retain Sub-Adviser to provide it with sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Portfolio;
            WHEREAS, the investment advisory agreement between Adviser and the Fund dated September 29, 2006
(such Agreement or the most recent successor agreement between such parties relating to advisory services to the Portfolio is referred to herein as the "Advisory
Agreement") contemplates that Adviser may appoint a sub-adviser to perform investment advisory services with respect to the Portfolio;
            WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;
            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
Appointment. Adviser hereby appoints Sub-Adviser to act as sub-adviser with respect to the Portfolio as provided in Section 2 of the Advisory Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
Services of Sub-Adviser. Subject to the oversight and supervision of Adviser and the Fund's Board of Trustees, Sub-Adviser will supervise certain day-to-day operations of the Portfolio and perform the following services: (i) act as investment adviser for and manage the investment and reinvestment of those assets of the Portfolio as Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Portfolio and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Portfolio;
(ii) provide investment research and credit analysis concerning the Portfolio's fixed-income investments;
(iii) assist Adviser in determining what portion of the Portfolio's assets will be invested in cash and cash equivalents and money market instruments; (iv) place orders for all purchases and sales of fixed-income investments, other than short-term cash equivalents made for the Portfolio; and (v) maintain the books and records as are required to support Fund operations (in conjunction with record-keeping and accounting functions performed by Adviser). At the request of Adviser, Sub-Adviser will also, subject to the oversight and supervision of Adviser and the direction and control of the Fund's Board of Trustees, provide to Adviser or the Fund any of the facilities and equipment and perform any of the services described in Section 4 of the Advisory Agreement. In addition, Sub-Adviser will keep the Fund and Adviser informed of developments materially affecting the Portfolio and shall, on its own initiative, furnish to the Fund from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-
Adviser will periodically communicate to Adviser, at such times as Adviser may direct, information concerning the purchase and sale of securities for the Portfolio, including (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement. Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information (as currently in effect and as they may be amended or supplemented from time to time), and the resolutions of the Fund's Board of Trustees.
Other Sub-Adviser Covenants. Sub-Adviser further agrees that it:
will comply with (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and all applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), (ii) any other applicable provision of law and (iii) the provisions of this Agreement, the Declaration of Trust and the Amended and Restated Code of Regulations of the Fund as such are amended from time to time;
will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Sub-Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to the Portfolio and other clients of Adviser or Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that Sub-Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of Adviser and Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. In no instance, however, will the Portfolio's securities be purchased from or sold to Adviser, Sub-Adviser, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. It is understood that Sub-Adviser may utilize affiliates in connection with the placement of orders with issuers and brokers or dealers, but such use of affiliates shall not affect the responsibility of Sub-Adviser to Adviser for such activities. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, Sub-Adviser may select brokers and dealers with which it or the Fund is affiliated;
will maintain or cause Adviser to maintain books and records with respect to the Portfolio's securities transactions and will furnish Adviser and the Fund's
Board of Trustees such periodic and special reports as they may request;
will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates.
When Sub-Adviser makes investment recommendations for the Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers of its affiliates, Sub-Adviser will not inquire or take into consideration whether securities of those customers are held by the Fund; and will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of the Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.
Services Not Exclusive. Sub-Adviser's services hereunder are not deemed to be exclusive, and Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
Expenses. During the term of this Agreement, Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by Sub-Adviser in connection with its duties hereunder; provided that the Board of Trustees of the Fund may approve reimbursement to Sub-Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice required to be provided hereunder) of all personnel employed by Sub-Adviser who devote substantial time to Fund operations or the operations of other investment companies advised or sub-advised by Sub-Adviser.
Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay to Sub-Adviser a fee, computed daily and payable monthly, at the annual rate set forth on Appendix A attached hereto.
For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.
            For purposes of the fee rates set forth on Appendix A, the net assets of the Portfolio shall be calculated pursuant to the procedures adopted by resolutions of the Fund's Board of Trustees for calculating the value of the Fund's assets or delegating such calculations to third parties.
            If Adviser waives any or all of its advisory fee payable under the Advisory Agreement, or reimburses the Fund pursuant to Section 8(b) of that Agreement, with respect to the Portfolio, Sub-Adviser will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Portfolio to the aggregate fees that would otherwise be paid by the Fund to Adviser under the Advisory Agreement with respect to the Portfolio.
Adviser shall inform Sub-Adviser prior to waiving any advisory fees.
Limitation of Liability. Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Adviser or by the Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.
Duration and Termination. This Agreement will become effective as of the date hereof and, unless sooner terminated with respect to the Portfolio as provided herein, shall continue in effect with respect to the Portfolio until for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Portfolio for successive periods of 12 months, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by Adviser or Sub-Adviser on sixty days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Fund and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms in the 1940
Act.)
Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.
Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.
Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.


            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


BLACKROCK ADVISORS, LLC
By:  /s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Managing Director


BLACKROCK FUND ADVISORS
By:   /s/ Edward Baer
Name:  Edward Baer
Title:    Managing Director and Assistant Secretary

AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK FUNDS SM
By.  /s/ John Perlowski
Name:  John Perlowski
Title:    President and Chief Executive Officer

Appendix A
Portfolio and Sub-Advisory Fee
Pursuant to Section 7, for that portion of the Portfolio for which the Sub-Adviser acts as sub-adviser, Adviser shall pay a fee to Sub-Adviser equal to (50.6%) of the advisory fee received by the Adviser from the Portfolio with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser.



[PAGE BREAK]



BlackRock Funds (the "Registrant"): BlackRock Real Estate
Securities Fund, BlackRock Multi-Asset Real Return Fund and BlackRock Strategic Risk Allocation Fund (the
"Funds")


77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial
Management, Inc. with respect to the Funds



[PAGE BREAK]



Exhibit 77Q1(e)


SUB-ADVISORY AGREEMENT
            AGREEMENT dated as of December 20, 2012, between BlackRock Advisors, LLC, a Delaware limited liability company ("Adviser"), and BlackRock Financial Management, Inc., a Delaware corporation ("Sub-Adviser").
            WHEREAS, Adviser has agreed to furnish
investment advisory services to BlackRock Strategic Risk Allocation Fund, BlackRock Multi-Asset Real Return Fund and BlackRock Real Estate Securities Fund (each, a "Portfolio" and collectively, the "Portfolios") of BlackRock Funds SM (the "Fund"), an open-end, management investment company registered under the Investment
Company Act of 1940 (the "1940 Act"); and
            WHEREAS, Adviser wishes to retain Sub-Adviser to provide it with sub-advisory services as described below in connection with Adviser's advisory activities on behalf of each Portfolio;
            WHEREAS, the investment advisory agreement between Adviser and the Fund dated September 29, 2006
(such Agreement or the most recent successor agreement between such parties relating to advisory services to each Portfolio is referred to herein as the "Advisory Agreement") contemplates that Adviser may appoint a sub-adviser to perform investment advisory services with respect to a Portfolio;
            WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;
            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
Appointment. Adviser hereby appoints Sub-Adviser to act as sub-adviser with respect to each Portfolio as provided in Section 2 of the Advisory Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
Services of Sub-Adviser. Subject to the oversight and supervision of Adviser and the Fund's Board of Trustees, Sub-Adviser will supervise certain day-to-day operations of each Portfolio and perform the following services:
(i) act as investment adviser for and manage the investment and reinvestment of those assets of each Portfolio as Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for such Portfolio and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of such Portfolio;
(ii) provide investment research and credit analysis concerning each Portfolio's fixed-income investments;
(iii) assist Adviser in determining what portion of a Portfolio's assets will be invested in cash and cash equivalents and money market instruments; (iv) place orders for all purchases and sales of fixed-income investments, other than short-term cash equivalents made for each Portfolio; and (v) maintain the books and records as are required to support Fund operations (in conjunction with record-keeping and accounting functions performed by Adviser). At the request of Adviser, Sub-Adviser will also, subject to the oversight and supervision of Adviser and the direction and control of the Fund's Board of Trustees, provide to Adviser or the Fund any of the facilities and equipment and perform any of the services described in Section 4 of the Advisory Agreement. In addition, Sub-Adviser will keep the Fund and Adviser informed of developments materially affecting each Portfolio and shall, on its own initiative, furnish to the Fund from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-
Adviser will periodically communicate to Adviser, at such times as Adviser may direct, information concerning the purchase and sale of securities for each Portfolio, including (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement. Sub-Adviser will provide the services rendered by it under this Agreement in accordance with each Portfolio's investment objective, policies and restrictions as stated in such Portfolio's prospectus(es) and statement of additional information (as currently in effect and as they may be amended or supplemented from time to time), and the resolutions of the Fund's Board of Trustees.
Other Sub-Adviser Covenants. Sub-Adviser further agrees that it:
will comply with (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and all applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), (ii) any other applicable provision of law and (iii) the provisions of this Agreement, the Declaration of Trust and the Amended and Restated Code of Regulations of the Fund as such are amended from time to time;
will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Sub-Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to a Portfolio and other clients of Adviser or Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that Sub-Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of Adviser and Sub-Adviser to the applicable Portfolio and their other clients and that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. In no instance, however, will a Portfolio's securities be purchased from or sold to Adviser, Sub-Adviser, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. It is understood that Sub-Adviser may utilize affiliates in connection with the placement of orders with issuers and brokers or dealers, but such use of affiliates shall not affect the responsibility of Sub-Adviser to Adviser for such activities. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, Sub-Adviser may select brokers and dealers with which it or the Fund is affiliated;
will maintain or cause Adviser to maintain books and records with respect to each Portfolio's securities transactions and will furnish Adviser and the Fund's
Board of Trustees such periodic and special reports as they may request;
will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates.
When Sub-Adviser makes investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for such Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers of its affiliates, Sub-Adviser will not inquire or take into consideration whether securities of those customers are held by the Fund; and will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of a Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.
Services Not Exclusive. Sub-Adviser's services hereunder are not deemed to be exclusive, and Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
Expenses. During the term of this Agreement, Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by Sub-Adviser in connection with its duties hereunder; provided that the Board of Trustees of the Fund may approve reimbursement to Sub-Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice required to be provided hereunder) of all personnel employed by Sub-Adviser who devote substantial time to Fund operations or the operations of other investment companies advised or sub-advised by Sub-Adviser.
Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay to Sub-Adviser a fee, computed daily and payable monthly, at the annual rates set forth on Appendix A attached hereto. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

            For purposes of the fee rates set forth on Appendix A, the net assets of each Portfolio shall be calculated pursuant to the procedures adopted by resolutions of the Fund's Board of Trustees for calculating the value of the Fund's assets or delegating such calculations to third parties.

            If Adviser waives any or all of its advisory fee payable under the Advisory Agreement, or reimburses the Fund pursuant to Section 8(b) of that Agreement, with respect to a Portfolio, Sub-Adviser will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to such Portfolio to the aggregate fees that would otherwise be paid by the Fund to Adviser under the Advisory Agreement with respect to such Portfolio.
Adviser shall inform Sub-Adviser prior to waiving any advisory fees.

Limitation of Liability. Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Adviser or by a Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

Duration and Termination. This Agreement will become effective as of the date hereof and, unless sooner terminated with respect to each Portfolio as provided herein, shall continue in effect with respect to such Portfolio for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Portfolio for successive periods of 12 months, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the applicable Portfolio.
Notwithstanding the foregoing, this Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable
Portfolio), or by Adviser or Sub-Adviser on sixty days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Fund and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms in the 1940
Act.)
Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940
Act.
Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940
Act.
Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC
By:   /s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Managing Director

BLACKROCK FINANCIAL MANAGEMENT, INC.
By:   /s/ John Perlowski
Name:  John Perlowski
Title:    President and Chief Executive Officer

AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK FUNDS SM
By.  /s/ John Perlowski
Name:  John Perlowski
Title:    President and Chief Executive Officer


Appendix A
Portfolio and Sub-Advisory Fee
      Pursuant to Section 7, for that portion of each Portfolio for which the Sub-Adviser acts as sub-adviser, Adviser shall pay a fee to Sub-Adviser equal to the percentage of the advisory fee received by the Adviser from the applicable Portfolio with respect to such portion, net of: (i) expense waivers and reimbursements,
(ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser, as set forth below:

Portfolio                                      Percentage
BlackRock Strategic Risk Allocation Fund       46.0%

BlackRock Multi-Asset Real Return Fund         46.0%

BlackRock Real Estate Securities Fund          55.2%



[PAGE BREAK]




BlackRock Funds (the "Registrant"): BlackRock Strategic
Risk Allocation Fund (the "Fund")


77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock International
Limited with respect to the Fund



[PAGE BREAK]



Exhibit 77Q1(e)



SUB-INVESTMENT ADVISORY AGREEMENT
      AGREEMENT dated January 1, 2013, between BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor"), and BlackRock International Limited, a corporation organized under the laws of Scotland (the "Sub-Advisor").
      WHEREAS, the Advisor has agreed to furnish
investment advisory services to BlackRock Strategic Risk Allocation Fund (the "Fund"), a series of BlackRock Funds SM, a Massachusetts business trust (the "Trust"), which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the
"1940 Act");
      WHEREAS, the Advisor wishes to retain the Sub-
Advisor to provide it with certain sub-advisory services
as described below in connection with Advisor's advisory activities on behalf of the Fund;
      WHEREAS, the advisory agreement between the Advisor and the Trust, dated September 29, 2006 (such agreement or the most recent successor agreement between such
parties relating to advisory services to the Trust is referred to herein as the "Advisory Agreement")
contemplates that the Advisor may sub-contract investment advisory services with respect to the Fund to a sub-advisor; and
      WHEREAS, this Agreement has been approved in
accordance with the provisions of the 1940 Act, and Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;
      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is
hereby acknowledged, it is agreed by and between the
parties hereto as follows:
      1. Appointment. The Advisor hereby appoints the Sub-Advisor to act as sub-advisor with respect to the
Fund and the Sub-Advisor accepts such appointment and
agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules of the Financial Services Authority of the United Kingdom (the "FSA") and based on information obtained in respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a professional client.
      2. Services of the Sub-Advisor. Subject to the succeeding provisions of this section, the oversight and supervision of the Advisor and the Trust's Board of Trustees, the Sub-Advisor will perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the
Advisor:  (a) acting as investment advisor for and
managing the investment and reinvestment of those assets
of the Fund as the Advisor may from time to time request
and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund's investments, (d) assisting the Advisor in determining what portion of the Fund's assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the
Fund, and (f) maintaining the books and records as are required to support Fund investment operations. At the request of the Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor
and the Trust's Board of Trustees, provide to the Advisor
or the Trust any of the facilities and equipment and
perform any of the services described in Section 4 of the Advisory Agreement. In addition, the Sub-Advisor will keep the Trust and the Advisor informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Advisor believes appropriate for this purpose. The Sub-Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the purchase and sale
of securities for the Fund, including:  (a) the name of
the issuer, (b) the amount of the purchase or sale, (c)
the name of the broker or dealer, if any, through which
the purchase or sale will be effected, (d) the CUSIP
number of the instrument, if any, and (e) such other information as the Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement. The Sub-Advisor will provide the services rendered by it under this Agreement in accordance with the Fund's investment objectives,
policies and restrictions as stated in the Fund's
Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time) and the resolutions of the Trust's Board of Trustees.
The Sub-Advisor represents, warrants and covenants that
it is authorized and regulated by the FSA.
      3. Covenants.
      (a) In the performance of its duties under this Agreement, the Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by:
(i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Fund as set
forth in the Fund's Registration Statement on Form N-lA and/or the resolutions of the Board of Trustees; and (v)
any policies and determinations of the Board of Trustees
of the Trust; and
      (b) In addition, the Sub-Advisor will:
      (i) place orders either directly with the issuer
or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Advisor will attempt to
obtain the best price and the most favorable
execution of its orders.  The Advisor has been
provided with a copy of the Sub-Advisor's order
execution policy and hereby confirms that it has
read and understood the information in the order
execution policy and agrees to it.  In particular,
the Advisor agrees that the Sub-Advisor may trade
outside of the regulated market or multilateral
trading facility.  In placing orders, the Sub-
Advisor will consider the experience and skill of
the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they
provide to the Fund and other clients of the Advisor
or the Sub-Advisor.  Information and research
received from such brokers will be in addition to,
and not in lieu of, the services required to be
performed by the Sub-Advisor hereunder.  A
commission paid to such brokers may be higher than
that which another qualified broker would have
charged for effecting the same transaction, provided
that the Sub-Advisor determines in good faith that
such commission is reasonable in terms either of the transaction or the overall responsibility of the
Advisor and the Sub-Advisor to the Fund and their
other clients and that the total commissions paid by
the Fund will be reasonable in relation to the
benefits to the Fund over the long-term.  Subject to
the foregoing and the provisions of the 1940 Act,
the Securities Exchange Act of 1934, as amended, and
other applicable provisions of law, the Sub-Advisor
may select brokers and dealers with which it or the
Fund is affiliated;
      (ii) maintain books and records with respect to
the Fund's securities transactions and will render
to the Advisor and the Trust's Board of Trustees
such periodic and special reports as they may
request;
      (iii) maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial banking
operations of its affiliates.  When the Sub-Advisor
makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of
securities proposed for purchase or sale for the
Fund's account are customers of the commercial
department of its affiliates; and
      (iv) treat confidentially and as proprietary
information of the Fund all records and other
information relative to the Fund, and the Fund's
prior, current or potential shareholders, and will
not use such records and information for any purpose
other than performance of its responsibilities and
duties hereunder, except after prior notification to
and approval in writing by the Fund, which approval
shall not be unreasonably withheld and may not be
withheld where the Sub-Advisor may be exposed to
civil or criminal contempt proceedings for failure
to comply, when requested to divulge such
information by duly constituted authorities, or when
so requested by the Fund.
      4. Services Not Exclusive.  Nothing in this
Agreement shall prevent the Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
      5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request.  The Sub-Advisor
further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-I under the 1940 Act (to the extent such books and records are not maintained by the
Advisor).
      6. Expenses. During the term of this Agreement, the Sub-Advisor will bear all costs and expenses of its employees and any overhead incurred by the Sub-Advisor in connection with its duties hereunder; provided that the Board of Trustees of the Trust may approve reimbursement to the Sub-Advisor of the pro-rata portion of the
salaries, bonuses, health insurance, retirement benefits
and all similar employment costs for the time spent on
Fund operations (including, without limitation,
compliance matters) (other than the provision of
investment advice and administrative services required to
be provided hereunder) of all personnel employed by the Sub-Advisor who devote substantial time to Fund operations or the operations of other investment
companies advised or sub-advised by the Sub-Advisor.
      7. Compensation.
            (a) The Advisor agrees to pay to the Sub-Advisor and the Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-Advisor as such, a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule A hereto.  For any period
less than a month during which this Agreement is in
effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.
            (b) For purposes of this Agreement, the net
assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Fund's assets or delegating such calculations to third parties.
            (c) If Advisor waives any or all of its advisory fee payable under the Advisory Agreement, or reimburses the Trust pursuant to Section 8(b) of that Agreement,
with respect to the Fund, Sub-Advisor will bear its share
of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect
to the Fund to the aggregate fees that would otherwise be paid by the Trust to Advisor under the Advisory Agreement with respect to the Fund. Advisor shall inform Sub-
Advisor prior to waiving any advisory fees.
      8. Indemnity.
            (a) The Fund may, in the discretion of the Board of Trustees of the Trust, indemnify the Sub-Advisor, and each of the Sub-Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at
the Sub-Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such
Indemnitee in connection with the defense or disposition
of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which
such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding,
so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties
involved in the conduct of such Indemnitee's position
(the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement
or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be
provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such
Indemnitee's action was in the best interest of the Fund
and did not involve disabling-conduct by such Indemnitee
and (3) with respect to any action, suit or other
proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Fund.
            (b) The Fund shall make advance payments in
connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of
the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee's undertaking, (B) the Fund shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Trustees of the Trust
who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or
an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts
(as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
            (c) All determinations with respect to the
standards for indemnification hereunder shall be made (1)
by a final decision on the merits by a court or other
body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, of (2) in the absence of such a decision, by (i) a
majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2)
above.
The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which
such Indemnitee-may be lawfully entitled.
      9. Limitation on Liability.
            (a) The Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 8(a), the term "Sub-Advisor" shall include any affiliates of the Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Advisor and such affiliates.
            (b) Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto
acknowledge and agree that, as provided in Article
Seventh of the Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of
the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.
      10. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fond as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for
successive periods of 12 months, provided such
continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940
Act) of any such party, cast in person at a meeting
called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Advisor at any time, without the payment of any penalty, upon giving the Sub-Advisor 60 days' notice (which notice may be waived by the Sub-Advisor), provided that such termination by the Trust or the Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority
of the outstanding voting securities of the Fund entitled
to vote, or by the Sub-Advisor on 60 days' written notice (which notice may be waived by the Trust and the
Advisor), and will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940
Act.)
      11. Notices.  Any notice under this Agreement shall
be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received
on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
      12. Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of
Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the
Fund.
      13. Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no
way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely
therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.  To the extent that the applicable laws
of the State of Delaware, or any of the provisions,
conflict with the applicable provisions of the 1940 Act,
the latter shall control.
      15. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
            IN WITNESS WHEREOF, the parties hereto have
caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC
By:  /s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Managing Director

BLACKROCK INTERNATIONAL LIMITED
By:  /s/ Martin Franklin
Name:  Martin Franklin
Title:    Authorized Signatory

BLACKROCK INTERNATIONAL LIMITED
By:  /s/ Gregor Craig
Name:  Gregor Craig
Title:    Authorized Signatory

AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK FUNDS SM
By:  /s/ John Perlowski__________
Name:  John Perlowski
Title:    President and Chief Executive Officer


Schedule A

Sub-Investment Advisory Fee
Pursuant to Section 7, for that portion of the Fund for which the Sub-Advisor acts as sub-advisor, Advisor shall pay a fee to Sub-Advisor equal to forty six percent
(46.0%) of the advisory fee received by the Advisor from the Fund with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Advisor, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Advisor.